COMMERCIAL LOAN AND SECURITY AGREEMENT

     THIS  IS  A  COMMERCIAL  LOAN  AND  SECURITY AGREEMENT made this 16thday of
November,  2000,  by  and  among:

NATIONAL RECOVERY LIMITED PARTNERSHIP, a limited partnership having its place of business at 27 Mischa Hill Road, Trumbull, Connecticut 06611 (hereinafter referred to as the "Lender"), TANGIBLE COLLECTIBLES, INC., a Delaware corporation with a place of business at 3444 Via Lido, Newport Beach, California 92663 (hereinafter referred to as the "Borrower") and TANGIBLE ASSET GALLERIES, INC. a Nevada corporation with a place of business at 3444 Via Lido, Newport Beach, California 92663 (hereinafter referred to as the "Corporate Guarantor"), and SILVANO DIGENOVA AND EVE DIGENOVA, whose address is 3444 Via Lido, Newport Beach, California 92663 (herein after referred to as "Individual Guarantors") (hereinafter sometimes referred to collectively as the "Guarantors").
The liability of the Borrower and of each of the Guarantors hereunder shall be joint and several.

THE  PARTIES  HERETO  DO HEREBY AGREE AS FOLLOWS (reference being hereby made to
Section  10 below for the definition of cer-tain capitalized terms used herein):

SECTION 1.          THE LOAN, ADVANCES, INTEREST, GUARANTIES, SECURITY INTEREST,

FINANCING  STATEMENTS,  COLLATERAL,  SUBORDINATIONS,  LIFE  INSURANCE.

     1.1     Loan  Authorization
Subject to all the terms and conditions of this Agreement, including the preconditions to loan advances as herein provided and so long as there exists no Event of Default nor any event which with the passage of time, the giving of notice or both would constitute an Event of Default, Lender will make available to the Borrower:

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(a)     Demand  Note.  A  Commercial  Demand Loan in the principal amount of ONE
MILLION AND 00\100 DOLLARS ($1,000,000.00) (referred to herein as the "Demand Loan") which shall be made available to Borrower which may only be utilized for the purposes of purchasing inventory consisting of collectible coins and artwork. Said renewal of said loan shall only be valid if in writing and executed by Lender. The Demand Loan shall be evidenced by a Commercial Demand
Note in the form of SCHEDULE "A" attached hereto and made a part hereof (referred to herein as the "Demand Note"). Any continuance, extension, and/or issuance of the aforesaid Demand Note and advances thereunder shall be subject to the provisions of this paragraph and this Agreement. Notwithstanding the above provisions, the security interest granted to Lender in the Collateral as herein defined shall not in any way be limited to such amount or be dependent upon the use to which such funds are put but shall at all times fully secure the Obligations (as hereinafter defined).

1.2     Obligations

     It is specifically agreed by Borrower, Lender and the Guarantors that in the event that further financial accommodations of any type, including, but not limited to, letters of credit, term Loan, coverage of overdrafts, time Loan, demand Loan and the like are now or hereafter extended by Lender to Borrower or Guarantors that the parties intend that this Instrument shall govern any and all such financial accommodations. An extension of the foregoing, all advances now or hereafter made by Lender to Borrower pursuant to this Agreement and/or any of the Documents or any renewal or extensions thereof or otherwise, whether or not evidenced by notes, and all liabi-lity whether now existing or hereafter arising, absolute or con-tingent, direct or indirect with respect to or under letters of credit, banker's acceptances or guarantees now or hereafter established by Lender pursuant to this Agreement, together with all other obligations and indebtedness of every kind and nature, whether now existing or hereafter arising, absolute or contingent, direct or indirect, under or pursuant to this Agreement or any of the Documents or otherwise, of Borrower and/or the Guarantors to Lender, to the extent the same are outstanding from time to time, are sometimes collectively referred to herein as the "Obligations".

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1.3     Interest

     (a) Demand Note All amounts outstanding from time to time under the Demand Note shall bear interest at a per annum rate equal to thirteen and one-half (13.50%) percent per annum. Upon the occurrence of an Event of Default, interest shall accrue for the period of time for which any payment was due, during any applicable grace or cure period, and at all times while such default shall continue at a rate three (3%) percent per annum greater than the rate then in effect. In the event that the total amount of any payment required under any of the Notes is not received by Lender within five (5) days after its due date, Borrower shall pay to Lender a late charge equal to five (5%) percent of any such late payment. Upon closing of the Loan the Borrower shall pay the Lender a fee of one and one half (1.5%) percent of the Loan Amount. Borrower shall also pay to Lender an interest reserve equal to one (1) months interest on the Loan.

1.4     Repayment

(a)     Demand  Note
The Demand Note shall provide for the payment of interest only for the actual number of days elapsed in each payment period on the daily outstanding principal balance shall be due and payable in monthly payments in arrears on the 1st day of each month commencing December 1, 2000 and continuing on the first (1st) day of each month thereafter until the entire outstanding principal balance and accrued interest has been paid in full. The entire outstanding principal balance and accrued and unpaid interest thereon shall be due and payable on the earlier of demand by the Lender or March 31, 2001 unless said maturity date shall be extended in writing by Lender in accordance with this Agreement. Payment of principal or interest shall be deemed received by Lender only upon receipt of good funds as determined by Lender's depository financial institution. Borrower shall pay to Lender an interest reserve equal to one month's interest on the outstanding principal balance.

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1.5     Guarantees

     The  Guarantors  are  simultaneously  herewith  executing and delivering to
Lender their joint and several Guaranty Agreement (the "Guaranty") unconditionally guarantying to Lender the payment of all indebtedness and obligations now or hereafter owing by the Borrower to Lender for all amounts due and payable pursuant to the Loan. The Guaranty Agreement shall be in form and content as set forth in SCHEDULE "C" attached hereto.

1.6     Limitation  on  Advances  (INTENTIONALLY  OMITTED)

1.7     Security

(a) UCC Security Interest. As security for the performance of Borrower's Obligations and the Guaranty pursuant to this Agreement, and the other Documents, Borrower and Guarantors hereby mortgages, pledges and assigns to Lender, and gives and grants to Lender a security interest in all of its right, title and interest in and to the items and types of property described or referred to below, whether now owned or hereafter acquired, and the proceeds and products thereof (all of which property is herein collectively called the "Collateral"), which security interest has and shall remain first and prior to all other security interests therein and which Collateral shall remain free and clear of all mortgages, pledges, security interests, liens and other encumbrances and restrictions on the transfer thereof, except as specifically set forth in SCHEDULE "D" attached hereto:

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     (i)  Inventory

     All inventories of every kind, pre-sently existing or hereafter acquired, wherever located, including all goods intended for sale or lease or to be furnished under contracts of service, all raw materials, work in process and finished goods, any and all rejected and/or returned goods and all supplies, materials and products of every nature and description used or usable in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods, and all contract rights with respect to any of the same and all documents representing any of the same, all whether now owned or hereafter acquired by Borrower or in which Borrower may now have or may hereafter acquire any interest, all whether now existing or hereafter arising (the "Inventory"). The security interest in the Inventory shall continue in all Collateral described in this paragraph (except goods sold as pro-vided in Section 9-307(1) of the Uniform Commercial Code), not-withstanding the sale, exchange or other disposition hereof by Borrower (sale, exchange or other disposition of any of said Collateral is not authorized by Lender, other than sale in the ordinary course of business).

     (ii)  Documents

     All documents and instruments relating to any and all inventory, including, but not limited to artwork and collectible coins of every nature, whether presently existing or hereafter acquired by Borrower in which Borrower may now have or may hereafter acquire any interest, all whether now existing or hereafter arising.

     (iii)  Records

     All books, records and other documents of every nature relating to the above described types of property, including, without limitation, all tapes, cards, discs, cassettes, papers, documents and computer software in the possession or control of Borrower, any Affiliate of them, all whether now owned or hereafter acquired by Borrower or in which Borrower now has or may hereafter acquire any interest, all whether now existing or hereafter arising.

     (iv)  Insurance  Policies

     All rights in, to and under policies of insurance on said Inventory, including claims or rights to payment and proceeds heretofore or hereafter arising therefrom, with respect to the herein described types of property, all whether now owned or hereafter acquired by Borrower or in which Borrower may now have or may hereafter acquire any interest, all whether now existing or hereafter arising.

     (v)  All  collectible  coins  and  art  work  of  Borrower  and  Individual
Guarantors.

(vi)Borrower shall also grant a perfected first security interest in certain assets as further described in a UCC-1 Financing Statement of even date herewith.

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     (vii)  Proceeds  and  Products

     All  proceeds  and  all  products  of  all  Collateral  described  above.
     1.8     Financing  Statements

     Borrower is concurrently herewith executing and deli-vering to Lender financing statements pursuant to the provisions of the Uniform Commercial Code with respect to the collateral in which Lender has been granted a security interest by Borrower pursuant to the provisions of this Agreement and the other Documents. Borrower hereby agrees to execute any and all further documents deemed necessary by Lender, in its sole discretion, to perfect its security interest in the Collateral.

1.9     Subordinations.

A. Each of the Guarantors shall execute and deliver to Lender at Lender's request a Subordination Agreement (the "Subordination") of the Guarantors' subordinating to the Loan, and the right of the Lender to receive payments under the Loan, any and all of each Guarantors' indebtedness owed by the Borrower to each of the Guarantors.

B. Said Subordination Agreement may provide that so long as there shall be no Event of Default, Borrower shall be authorized to pay the regular installment of interest and principal payable on such subordinated debt in the ordinary course of business.

     1.10     Insurance  on  the  Collateral

     Borrower and each Guarantor are contemporaneously with the execution hereof delivering to Lender a Certificate or Certificates of Insurance (and shall deliver the originals of the policies referred to herein upon request of Lender), respecting hazard (including, but not limited to, fire and extended coverage including " all risk"), liability, loss of rental and flood (if any of the Borrower's tangible assets are located on premises in a special flood hazard area), with coverage for the fair market value at the time of a loss of the Collateral and in an amount of at least Two Million ($2,000,000.00) Dollars with no co-insurance. Borrower shall further be required to provide evidence to Lender of adequate property insurance for all Collateral, which shall list the Lender as loss payee.

1.11     Insurance  on  the  Lives  of  the  Guarantors
(Intentionally  Omitted)

SECTION  2.          REPRESENTATIONS  AND  WARRANTIES
Borrower and where applicable each of the Guarantors hereby represents and warrants to Lender that:

     2.1     Incorporation  and  Qualification
Borrower and Corporate Guarantor are corporations duly organized and validly existing and in good standing under the laws of the state of their incorporation, have the corporate power to own their assets and conduct their business as they are now being conducted and are qualified to do business in each jurisdiction wherein the nature of the business conducted by them or the property owned or held under lease by them make such qualification necessary.
     2.2     Capitalization,  Business  and  Subsidiaries
Except as disclosed on SCHEDULE "F" attached hereto and made a part hereof, Borrower does not own stock of any other cor-poration, active or inactive. The information set forth on SCHEDULE "G" attached hereto with respect to Borrower and as to Borrower's authorized, issued and outstanding capital stock, all of which stock has been duly authorized and validly issued and is fully paid and non-assessable, the holders of such stock, the officers, the directors, the principal and other places of business, the place where its Inventory, Equipment and Records of its Accounts are kept, and Borrower's, present business activities and status, is complete and accurate. Borrower neither has a place of business nor maintains or stores any of the Collateral at any location other than those set forth in SCHEDULE "G" attached hereto.
2.3     Corporate  Authorization

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     Borrower  and  Corporate  Guarantor  have  the  corporate power to execute, deliver, and carry out the terms and provisions of this Agreement and the other Documents to which it is a party and has taken all necessary corporate and legal action with respect thereto (including, without limitation, obtaining any consent of stockholders required by law or its Articles of Incorporation or By-Laws), and this Agreement and such other Documents to which it is a party have been duly authorized, executed and delivered by it and constitute its valid, legal and binding agreement and obligation in accordance with the terms thereof and Lender is entitled to the benefits thereof in accordance with such terms.
2.4     Financial  Statements
There have been furnished to Lender financial state-ments of Borrower and Corporate Guarantor described or referred to in SCHEDULE "H" attached hereto and made a part hereof. Each such financial statement, including the comments and notes contained therein, fairly presents the financial position of the entity or business to which such statement applies at the date thereof and the results of its operations for the period purported to be covered thereby. Each such financial statement has been prepared in con-formity with Generally Accepted Accounting Principles applied on a consistent basis throughout all periods involved, subject, in the case of unaudited statements, to normal year-end audit adjustments.
2.5     Indebtedness
Neither the Borrower nor the Corporate Guarantor has any material outstanding indebtedness except for liabilities reflected in said financial statements and liabilities incurred since the date thereof to trade creditors in the ordinary course of business and/or except as described or set forth in SCHEDULE "I" attached and made a part hereof and has performed and complied with all of the terms of such Indebtedness and all instruments and agreements relating thereto and no default exists as of the date hereof nor does there exist any state of facts which would after notice or lapse of time, or both, constitute a default under or with respect to any such Indebtedness, instruments or agreements.
2.6     Title  to  Properties  and  Assets;  Liens,  etc.

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     Borrower  and  Corporate  Guarantor have good and marketable title to their proper-ties and assets, including, but not limited to the Collateral, free and clear of any mortgage, pledge, lien, lease, encumbrance or charge other than those set forth on SCHEDULE "J" attached hereto and made a part hereof, with respect to assets (if any) other than the Collateral. No financing statement under the Uniform Commercial Code which names Borrower as debtor has been filed in any state or other jurisdiction which covers the Collateral and has not been terminated. Borrower has not signed any such financing state-ment or any security agreement authorizing any mortgagee or secured party thereunder to file any such financing statement on the Collateral or its assets except in connection herewith or as set forth on SCHEDULE "J" attached hereto with respect to assets other than the Collateral. Borrower is not a party to any consignment agreement or lease agreement, except as described in SCHEDULE "J" attached hereto.
2.7     Patents,  Trademarks,  etc.
Borrower and Corporate Guarantor own or hold licenses for the use of or have the right to use all patents, trademarks, service marks, trade names, copyrights and rights necessary for the conduct of its business as now conducted and as contemplated, including those identified in SCHEDULE "K" attached hereto and made a part hereof.
2.8     Litigation,  etc.
Except as set forth in SCHEDULE "L" attached hereto and made a part hereof, there are no actions, proceedings or investi-gations pending or to the knowledge of Borrower and any Guarantors threatened (or any basis therefor known to it) which, either in any case or in the aggregate, might result in any material adverse change in Borrower' or any Guarantors' business, prospects, profits, properties, liabilities, operations, or con-ditions (financial or otherwise), or which might affect its abi-lity to perform this Agreement or any other Documents executed by it, him or her.
2.9     Changes  in  Condition
Since the date of the financial statements referred to in SCHEDULE "H" there has been no material adverse change, by reason of any matter or cause whatsoever, in Borrower's or the Corporate Guarantor's business, prospects, profits, properties, liabili-ties, operations or condition (financial or otherwise).
2.10     Tax  Returns  and  Payments

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     All tax returns and reports required by law to be filed by Borrower and any
Guarantor have been duly filed or the time for filing has been extended and all taxes, assessments, fees and other governmental charges (U.S., foreign, state or local or other) upon Borrower or any Guarantors or upon any of its or their properties, assets, income or franchi-ses, which are due and payable have been paid. To the best of Borrower' and Guarantors' knowledge the provisions on Borrower' and each Guarantor's books respectively, regarding income taxes for all fiscal periods to date are adequate according to Generally Accepted Accounting Principles.
2.11     Compliance  With  Instruments,  Charter  and  Law
Borrower and Corporate Guarantor, as is applicable, is in full compliance with and is not in violation or default of any term or provision of (a) its charter, Certificate of Incorporation or by-laws, if a corporation, (b) any loan agreement, debt instrument, mortgage or indenture, (c) any other material contract, agreement or instru-ment, (d) any judgment, decree or order, nor has it, he or she been notified of any violation of any statute, rule or regulation including but not limited to the Occupational Safety and Health Act and the Employee Retirement Income Security Act ("ERISA"), and the regulations issued by the Department of Environmental protection and (e) any licensing or governmental requirement. The execution, delivery, performance of, and compliance with this Agreement or any of the other Documents will not result in any such violation or default or be in conflict with any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of Borrower's properties or assets except in favor of Lender and there is no such term or provision which materially adversely affects or in the future may materially adversely affect its business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise) or its ability to perform this Agreement or any of the other Documents executed by Borrower. All material contracts, agreements, mortga-ges, indentures, instruments, judgments, decrees and orders to which Borrower is a party or which are effective against it are listed in SCHEDULE "M" attached except entered into in the normal course of business.
     2.12     Governmental  Consents,  etc.

     No consent, approval or authorization of or designa-tion, declaration or filing with any governmental authority, federal, foreign or other is required in connection with the exe-cution and delivery of this Agreement or the Documents or the consummation of any transaction contemplated hereby or thereby by Borrower or Corporate Guarantor.
2.13     Solvency
Borrower and each of the Guarantors are solvent, having assets of a value which exceeds the amount of its and his liabilities and is able to and will be able to meet its and his debts as they mature and has adequate capital to conduct the business in which it and he is engaged and is about to engage.
2.14     Change  of  name,  etc.
Except as set forth on SCHEDULE "N" attached hereto and made a part hereof, neither Borrower nor any Corporate Guarantor has within five (5) years changed its name, been a party to any con-solidation or merger, acquired all or a substantial portion of the assets of any Person or purchased any of its or his assets included in the Collateral from a Person not in the business of selling such assets.
2.15     Management  Agreements  (Intentionally  Omitted)
2.16     Full  Disclosure
The financial statements referred to in Section 2.4 hereof do not, nor does this Agreement or any Schedule hereto or any other Document, certificate or statement furnished to Lender by Borrower and each of the Guarantors (or on its or his behalf) in con-nection with this Agreement, contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein and herein not misleading. Neither Borrower nor any Guarantors are aware of any fact which materially adversely affects or in the future may materially and adversely affect its or his business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise), or its or his ability to perform this Agreement or any other Document executed by it, him or her, which has not been set forth or referred to herein or in a certificate or statement furnished to Lender by it, him or her.
2.17     No  Event  of  Default

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     No  Event of Default or event or condition that with the passage of time or giving of notice or both might become an Event of Default has occurred or exists.
SECTION  3.          AFFIRMATIVE  COVENANTS
     Except with the prior written consent of Lender, Borrower and the Corporate Guarantor covenants and agrees that so long as there is outstanding any portion of the Loan, or any agreement of Lender to make advances to Borrower, it, he and she will comply or cause compliance with the following provisions:
3.1     Punctual  Payment
Borrower will duly and punctually pay all principal, interest, charges and other items included in the Loan which is owing by it in accordance with the provisions hereof and of the other Documents.
3.2 Prompt Payment of Taxes, Mortgages, Leases and Indebtedness Borrower and the Corporate Guarantor will promptly pay and discharge, or cause to be paid and discharged, on the date due so as to prevent the accruing of interest thereon, all lawful taxes, assessments, and governmental charges or levies imposed upon items of the Collateral owned by it, him or her or in which he, she or it has an interest or upon the income, profits, property or business of himself, herself or itself or any of its Subsidiaries. Borrower and the Corporate Guarantor will promptly pay or cause to be paid when due (or in conformity with customary trade terms) all other Indebtedness of himself, herself or itself incident to his, her or its operations and will promptly pay and perform all obli-gations under leases of real and personal property and under material contracts and will promptly notify Lender of any default or notice of alleged default received with respect to any such Indebtedness, lease or contract.
3.3     Conduct  of  Business

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     Borrower  and  the  Corporate  Guarantor  will  do  all things necessary to preserve, renew and keep in full force and effect and in good standing, their respective current corporate existence, qualification and any franchises, licenses, patents, trademarks and items necessary to continue its business. They will maintain its properties and assets in good order and repair, all in compliance with applicable federal, state, and local judgments, decrees, orders, statutes, rules and regulations, including but not limited to state and federal environmental regulations and those of the Occupational Safety and Health Administration.
3.4     Insurance

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     Borrower  and  Corporate  Guarantor  will  maintain  insurance  in amounts, coverage and with insurers satisfactory to Lender with respect to the Collateral owned by them, or in which they have an interest and their other properties and business against loss or damage to the extent that property of similar character is usually so insured by other companies engaged in a similar business. Without limiting the foregoing, such insurance shall include (a) liability insurance in such amounts and covering such risks as Lender may reasonably require, (b) all worker's compensation and other employees' liability insurance as may be required by law, and (c) property insurance with respect to the items of the Collateral consti-tuting tangible personal property and fixtures, and with respect to the other properties both real and personal, including, if necessary, flood insurance, to the full extent of the insurable value thereof, and covering such risks as Lender may reasonably require. All of Borrower's and Corporate Guarantor's property insurance policies, with respect to the Collateral shall contain loss payable and/or mortgagee clauses in form and substance reasonably satisfactory to Lender, naming Lender as loss payee as appropriate and providing
(i) that all proceeds thereunder shall be payable to Lender as its interests may appear, and (ii) that such insurance shall not be affected by any act or neglect of the insured or owner of the property described in said policy, and (iii) that such policy and loss payable clause may not be canceled, amended or terminated unless Lender has received written notice thereof at least thirty (30) days' prior to the effective date of such cancellation, amendment or termination provided said thirty (30) day notice is reasonably obtainable from the respective insurer otherwise said prior notice to Lender shall be at least ten
(10) days. Borrower and Corporate Guarantor will furnish a certificate with respect to the insurance at the time which is in force pur-suant to this Section 3.4, specifying the amount and character of coverage, identifying the insurers and certifying as to no default in the payment of current premiums thereon and will fur-nish Lender with original or duplicate original copies of all policies. All insurance proceeds for any occurrence or any series of related occurrences which exceed $10,000.00 and which are subject to a security interest under this Agreement may, upon Lender's request, in Lender's sole and absolute discretion, be paid to Lender and shall be applied by Lender to the payment of any of the principal, whether or not due, or interest or such other obligation or Indebtedness which constitutes a part of the Loan as Lender may determine in its sole discretion. Proceeds of $10,000.00 or less shall be payable to Borrower for general corporate purposes. Borrower and the Corporate Guarantor does hereby grant Lender an Irrevocable Power of Attorney and appoint Lender as its attorney-in-fact (said power of Attorney being coupled with an interest) for the sole purpose of executing, negotiating and signing any drafts, checks, instru-ments or documents to carry out the terms hereof.
3.5     Accounting  Financial  Statements  and  Other  Information
Borrower and Guarantors will maintain a system of accounts established and administered in accordance with Generally Accepted Accounting Principles consistently applied. Borrower and each Guarantor will deliver or cause to be delivered to Lender:
Financial  Reports
(i) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year financial statements of Borrower including a balance sheet as of the end of period, and statements of income for the period(s) that have been included as part of the consolidated financial statement disclosure of the SEC Form 10-Q filing of Borrower's parent TAG which has been reviewed by Borrower's appointed independent accounting firm, along with statements of cash flows for that period. In connection with the financial statements presented by the Borrower, an officer, on behalf of the Borrower, will provide written representation that there is no knowledge of an Event of Default or an event that with notice or lapse of time or both could constitute and Even of Default, has occurred and is continuing or if in the opinion of said individual an Event of Default or such an event has occurred and is continuing a statement as to the nature thereof and the action which the Borrower propose to take with respect thereto (the provision for such a statement herein shall in no way be construed as a consent to the existence of such an Event of Default and of the granting of time to cure);

(ii) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, financial statements of Borrower including a balance sheet as of the end of the fiscal year, and statements of income for the year(s) that have been included as part of the consolidated financial statement disclosure of the SEC Form 10-K filing for Borrower's parent TAG and which has been audited by Borrower's appointed independent accounting firm, and statements of cash flow for that period. In connection with the financial statements presented by the Borrower, an officer, on behalf of Borrower, will provide written representation that there is no knowledge of an Event of Default or an event that with notice or lapse of time or both could constitute an Event of Default, has occurred and is continuing or if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof (the provisions for such a statement herein shall in no way be construed as a consent to the existence of such an Event of Default or the granting of time to cure).

(iii) at least annually, and more frequently if Lender reasonably requests, a financial statement of each Individual Guarantor together with such verifications of the entries therein as Lender shall require, in such form and containing such other information respecting each of the Individual Guarantor's financial status as Lender shall reasonably require.

(iv) within ten (10) days of filing thereof copies of all federal and state income tax returns for Borrower and each of the Guarantors.

(v) such financial information from Borrower and Guarantors as shall reasonably be requested by Lender.

(vi) as soon as reasonably practicable, upon reasonable request of Lender such other data and information (financial and otherwise) bearing upon or related to Borrower or any Guarantors' financial condition, (including personal financial statements of each Guarantor) results of operations, assets and/or Borrower's projections of cash flow and profit and loss, all as Lender from time to time, may reasonably request.

(vii)  within  fifteen (15) days after the end of each calendar month, a list of
(a) the Borrower's aged accounts receivable and a complete list of its inventory duly certified by the chief financial officer of Borrower and such other information relating to Accounts as Lender shall request at such times as Lender shall request upon such forms and using such procedures as Lender shall reasonably require.

     3.6     Inspection.

     Borrower and the Corporate Guarantor will at Borrower's or such Guarantor's expense permit Lender and any authorized represen-tatives of Lender, the reasonable cost of which shall be reimbursed by Borrower to Lender, to visit and inspect any of its offices or any of its or his Affiliates, including all items of Collateral and its and their books and records, including books and records relating to Accounts (and to make extracts therefrom), and to discuss its and their affairs, finances and accounts, with its and their employees with Borrower's or such Guarantor's consent, all at such times during normal business hours and as often and continuously as may be reasonably requested by Lender.
3.7     Notice  of  Certain  Events  and  Changes

     As soon as reasonably practicable after becoming aware of any condition, event or state of facts which constitutes a default of this Agreement or which, after notice or lapse of time, or both, would constitute such a default, Borrower or the Corporate Guarantor will give written notice to Lender specifying the nature and period of existence thereof. Borrower and each Guarantor will promptly give Lender written notice of any con-dition, event or state of facts which causes or may cause material loss or depreciation in the value of the Collateral and of the commencement or threat of any action, proceeding or investigation, or the occurrence or existence of any other event, matter or cause whatsoever, which either in any case or in the aggregate results or might result in any material adverse change in its business, prospects, profits, properties, operations or condition (financial or otherwise). Borrower and each of the Guarantors will give Lender written notice of any change in its or his place or places of business, any change of location of any item of the Collateral having a book value in excess of $10,000.00, except as items of Collateral may be moved in the ordinary course of business.
3.8     Application  of  Proceeds
Borrower agrees that it will apply the proceeds of the Demand Note made to it pursuant to this Agreement will be utilized to acquire inventory consisting of artwork and collectible coins and working capital. Borrower agrees that it will not, directly or indirectly, apply any part of such proceeds to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any use which will cause a violation of any other regulation of the Board of Governors of the Federal Reserve System or of any regulations, interpretations or rulings thereunder.
3.9     Governmental  Notices

     As soon as reasonably practicable upon the issuance thereof, Borrower and each of the Guarantors will send to Lender a copy of all orders issued by any federal, state or municipal regula-tory authority under any laws or regulations adopted thereby, which, if enforced, would have a material adverse effect upon its or his condition whether financial, operating, or otherwise, and further, Borrower and each of the Guarantors will as soon as reasonably practicable send to Lender copies of all reports or other materials filed by it or him with or issued to it or him by the U.S. Securities and Exchange Commission, and all reports, noti-ces or statements sent by Borrower or Corporate Guarantor to its stockholders.
3.10     Financial  Covenants  (Intentionally  Omitted)
     3.11     Pension  Plans  (Intentionally  Omitted)
3.12     Management
It is specifically acknowledged by the Borrower and Corporate Guarantor that Lender would not have entered into this Agreement unless the Individual Guarantors remain stockholders, officers and directors of the Borrower and the Borrower agrees that the Individual Guarantors shall remain in such capacities, and shall retain their present offices and directorships. Michael R. Haynes shall also remain as the President of Borrower.
3.13     Maintenance  of  Property  and  Collateral
Borrower and the Corporate Guarantor shall maintain its properties and the Collateral in good repair, working order and condition and make all needed and proper repairs, renewals, replacements, additions or improvements thereto and immediately notify Lender of any event causing loss or depreciation in the value of the Collateral and the amount of such loss or depreciation. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, and in the event Lender's Security Interest in the Collateral or a part thereof would be impaired by an adverse decision, allow Lender to contest or defend any such claim or demand in Borrower's name, at Borrower's reasonable cost, charge and expenses, and pay to Lender upon demand all costs and expenses, including without limitation, attorney's fees incurred by Lender in connection therewith.
3.14     Payment  of  Expenses

     Borrower and/or Guarantors shall pay to Lender on demand any and all reasonable expenses including attorney's fees incurred or expended by Lender in preparation of this Agreement and all related agreements, instruments and documents in making or processing the Loan in the collection or attempted collection of the Obligations, and in protecting and/or enforcing the rights of Lender against Borrower and/or Guarantors, in sustaining and/or enforcing the Security Interest and other liens, if any, granted to Lender hereunder and under all related agreements, instruments and documents.
SECTION  4.     NEGATIVE  COVENANTS
     Except with the prior express written consent of Lender, Borrower covenants and agrees that so long as there is outstanding any portion of the Loan, or so long as this Agreement has not been terminated if there is no amount outstanding under the Loan, it will not:
4.1     Liens
Directly or indirectly, create, incur, assume or per-mit to exist any mortgage, lien, charge or encumbrance on or pledge or deposit of or conditional sale, lease or other title retention agreement with respect to any Collateral, whether now owned or hereafter acquired, or be bound by or subject to any agreement or option to do so, provided that the foregoing restrictions shall not apply to:
(a) liens for taxes, assessments or governmental charges or levies the payment of which is not at the time required by Section 3.2;

(b) liens incurred or deposits made in the ordi-nary course of business in connection with worker's compensation or unemployment insurance or to secure the performance of ten-ders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(c) liens, charges and encumbrances related to the conduct of its business or the ownership of its or his properties or assets which are not incurred in connection with the borrowing of money and which in the aggregate are not material;

(d) statutory or common law possessory liens for charges incurred in the ordinary course of business the payment of which is not yet due;

(e) the mortgages, liens and encumbrances referred to or described in SCHEDULES "D" AND "J" attached hereto;

(f)  liens  created  hereunder;

     4.2     Restrictions  on  Indebtedness

     Directly or indirectly, create, incur, assume, guaran-tee, agree to purchase or repurchase, pay or provide funds in respect of, or otherwise become or be or remain liable, con-tingently, directly or indirectly, with respect to any Indebtedness other than:
(a)  Indebtedness  hereunder;

(b) Current liabilities for trade and other obligations incurred in the ordinary course of its business not as a result of borrowing;

(c) presently existing indebtedness specifically described in SCHEDULE "I" attached hereto, none of which shall be prepaid without Lender's prior written consent.

(d) Indebtedness in respect of endorsements made in connection with the deposit of items for credit or collection in the normal and ordinary course of business.

     4.3     Restrictions  on  Investments,  Loan,  etc.
Purchase or otherwise acquire or own any stock or other securities or Indebtedness of any other Person, or make or permit to be outstanding any loan or advance or capital contribu-tion to any other Person, other than:
(a) presently outstanding Loan, advances and invest-ments described in SCHEDULES "H" AND "I" attached hereto;

(b) Indebtedness of customers for merchandise sold or services rendered in the ordinary course of business; and

(c) investments in bills or bonds issued by the government of the United States of America and/or Certificates of Deposit issued by a bank having a net worth of at least $50,000,000.00 and/or securities issued by and purchased from Lender.

     4.4     Stock  Issuance,  Dividends,  Distributions,  Redemptions  and
Directors'  Fees
Issue any additional shares of stock, directly or indirectly, declare, order, pay, make or set apart any sum or property for the redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of its stock of any class now or hereafter outstanding or for the payment of any dividends on any of such stock, except for quarterly dividends payable concurrently with payments to Lender under Section 9 hereof, or pay any directors' fees.
4.5     Sale  of  Assets  and  Collateral, Consolidation, Merger, Acquisition of
Assets

     Directly or indirectly, sell, abandon or otherwise dispose of the Collateral or any part thereof, except for sales of Inventory in the ordinary course of Borrower' business, or replacement with Collateral of like value and quality, or indirectly or indirectly sell, abandon or otherwise dispose of all or any portion of its properties or assets or consolidate with or merge into any other corporation, or permit any other corporation to consolidate with or merge into it or acquire all or a substantial portion of the assets of another Person or form or acquire any Subsidiary.
4.6     Transactions  With  Affiliates
Enter into any transaction with any Affiliate other than in the ordinary course of business and on terms not less favorable to it than are at the time available to it from any Non-Affiliate, except as otherwise authorized by this Agreement.
4.7     Management/Ownership
Borrower shall not suffer a change in the ownership of any shares in Borrower' capital stock, as shown on SCHEDULE "P" attached hereto, and Borrower shall execute any document to effectuate said restriction on transferability as Lender's counsel deems reasonably necessary. Robert Hughes shall be the President of the Borrower at all times that the Loan is outstanding.
4.8     Partnerships,  Joint  Ventures,  Other  Businesses
Create or participate in the creation of any part-nership, joint venture, corporation, or other entity (including but not limited to any subsidiaries) or engage in any business other than the business presently conducted by it, except in the ordinary course of business.
4.9     Subordinate  Debt  Payments
Pay principal or interest on Subordinate Debt (present or future) except as authorized in this Agreement.
4.10     Expenditures  for  Capital  Assets

     Make any expenditure for capital assets (other than for routine repairs and maintenance which are not required to be capitalized as hereinafter set forth) unless, immediately after giving effect thereto the aggregate amount expended or to be expended on account of all such expenditures by the Borrower in any fiscal year commencing with the current fiscal year of Borrower would not exceed the amount of $100,000.00. The following shall be deemed to be expenditures for capital assets as subject to the limitations of this Section 4.10:
a. Expenditures for acquisition, major repairs and maintenance which, in accordance with generally accepted accounting principles, are or should be capitalized; and
b. All lease rentals and other amounts payable under leases entered into after the date hereof whether "true leases" or finance leases other than renewals and extensions of leasing existing on the date hereof and all amounts payable under contracts or arrangements for the purchase of property for payment of the purchase price for such property as deferred in whole or in part.
SECTION  5.     EVENTS  OF  DEFAULT
     If any one or more of the following events ("Events of Default") shall occur:
(a) If Borrower shall fail to make payment of any part or installment of principal or interest of the Loan or Obligations when any such payment shall be due and payable, whether at any stated maturity or by demand, acceleration or otherwise; or

(b) If Borrower or any of the Guarantors shall be in default in the performance of or compliance with any other term, covenant or condition applicable to it contained in this Agreement or contained in any other Documents, and shall have failed to cure such default for ten (10) days after receipt of written notice from the Lender.

(c) If any representation or warranty made by or on behalf of Borrower or any of the Guarantors in this Agreement or in the Schedules hereto, or in any of the other Documents, or in connection with the transactions contemplated hereby and thereby shall be false or incorrect in any material respect; or

(d) If at any time the respective ownership of Borrower shall change from that set forth on SCHEDULE "P" attached hereto except as permitted in Section 4.7; or

(e) If Borrower or any of the Guarantors shall default in the payment of any Indebtedness for borrowed money, including, but not limited to, the indebtedness which is referred to in SCHEDULE "I" attached hereto or shall default with respect to any of the terms of any evidence of such Indebtedness or of any indenture or other agreement relating thereto, or if Borrower or any of the Guarantors shall commit any material breach or be in default under any contract set forth in SCHEDULE "M" attached hereto; or

(f) If Borrower or any of the Guarantors shall make an assignment for the benefit of creditors, or shall admit in writing an inability to pay debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail to deny the material allega-tions of a petition filed against it for any such relief, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or majority stockholders shall take any action looking to its dissolution or liquidation, or it shall cease doing business as a going con-cern; or

(g) If, within ninety (90) days after the commencement of any proceeding against Borrower or any of the Guarantors seeking any reorganization, arrangement, composition, readjustment, liquida-tion, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment, without its consent or acquiescence of any trustee, receiver or liquidator of itself or himself or of all or any substantial part of its properties, such appointment shall not have been vacated;

(h)  If  any  Individual  Guarantor  shall  die  or become permanently disabled;

then, and in any such event, in addition to its rights and remedies under this Agreement, the other Documents and any other instruments, Lender may at its option declare the Note and Obligations or any portion thereof to be immediately due and payable, whereupon the same shall forthwith mature together with interest accrued thereon and together with any and all costs of collection, including, but not limited to, reasonable attorney's fees without notice and without presentment, demand or protest, all of which are hereby waived.

SECTION 6. PAYMENT TERMS. Payment of all sums due hereunder shall, unless sooner converted into Conversion Shares pursuant to the Note or prepaid pursuant to the Note thereof, shall become due and shall be payable on demand, but if no demand be made, on or before March 31, 2001. Interest payments hall be due and payable in arrears on or before the first (1st) day of the month for the preceding month, and a late fee of five (5%) percent of the payment due shall be imposed if interest is not timely paid in accordance herewith. Borrower shall make each payment of principal of, and interest on, the Loan and of fees and all other amounts payable by Borrower under this Agreement, in good funds no later than 5:00 p.m. (Pacific time) on the date when due and payable, without condition or deduction for any counterclaim, defense, recoupment or setoff, in Federal or other funds immediately available to Lender at its address referred to herein and in the Note. All payments received by Lender after 5:00 p.m. (Pacific time) shall be deemed to have been received by Lender on the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon at the then applicable rate, shall be payable for such extended time. Notwithstanding the foregoing, upon the occurrence and continuance of an Event of Default, all sums due hereunder shall, at the option of the Lender, become immediately due and payable upon written notice to Borrower.
SECTION 7. CONVERTIBILITY. At any time prior to Borrower's payment in full of all principal and interest due hereunder, the Lender shall have the option of converting (a) Five Hundred Thousand ($500,000.00) Dollars, and no lesser amount of the outstanding balance to the acquisition of 666,666 valid, non-assessable shares of Tangible Asset Galleries, Inc. (hereinafter referred to as "TAG") common stock, which may be issued pursuant to SEC Rule 144 ("Conversion Shares"); and (b) an additional Five Hundred Thousand ($500,000.00) Dollars, and no lesser amount of the outstanding balance to the acquisition of an additional 500,000 Conversion Shares, in accordance with the terms and conditions contained herein.
     7.1 Lender's Exercise of Conversion Rights. Lender shall exercise its rights hereunder upon delivery of the following to TAG at its principal executive offices; (i) a written notice of exercise which identifies this Agreement and states whether exercise is under subsection (a) hereof, (b) hereof, or both subsections (a) and (b) hereof; (ii) a letter, if requested by TAG, in such form and substance as TAG may reasonably require, setting forth the investment intent of Lender and/or any other documents TAG may reasonably require to evidence this transaction. Upon TAG's receipt of the necessary documents, TAG shall arrange for the prompt issuance of Conversion Shares to Lender, and interest shall no longer be due thereafter from Borrower to Lender with respect to the principal amount being converted hereunder.

     7.2 Registration and "Piggyback" Rights. Lender acknowledges that TAG may issue Conversion Shares without registering such Shares under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Lender agrees that issuance of Conversion Shares may be expressly conditioned upon his delivery to TAG of an investment certificate including such representations and undertakings as TAG may reasonably require in order to assure the availability of such exemptions, including a representation that Lender is acquiring the Conversion Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Lender that the certificates evidencing the Conversion Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Lender acknowledges that, because Conversion Shares may be unregistered, Lender may be required to hold the Conversion Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available. If, however, TAG intends to file a registration statement with respect to any offering of TAG' stock, TAG shall give Lender thirty (30) days notice of that intention and Lender shall have the right to register any Conversion Shares as part of that offering, as well as to join in the offering itself on a pro rate basis.
SECTION 8 WARRANTS. Upon execution hereof, TAG hereby grants to Lender non-forfeitable warrants (the "Warrants") which shall entitle Lender to purchase all or any portion of a total of Two Hundred Fifty Thousand (250,000.00) shares of TAG's Common Stock, par value $.001 per share exercisable within three (3) years from the date hereof, at a purchase price calculated by taking the average of the actually traded closing price of TAG's stock on the NASDAQ exchange for the three (3) trading days preceding the date of hereof (the "Exercise Price") and on the terms and subject to the conditions that are set forth in this Agreement.
     8.1 Lender's Exercise of Warrants, Lender shall exercise its rights hereunder upon delivery of the following to TAG at its principal executive offices; (i) a written notice of exercise which identifies this Agreement and states the desire to exercise all of the warrants, and no lesser amount; (ii) a check or cash in the amount of the Exercise Price; (ii) a letter, if requested by TAG, in such form and substance as TAG may require, setting forth the investment intent of Lender. Upon TAG' receipt of the necessary documents, TAG shall arrange for the prompt issuance of the Shares to Lender.

     8.2 Registration and "Piggyback" Rights. Lender acknowledges that TAG may issue warrants without registering the Shares issuable thereunder under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Lender agrees that issuance of Shares pursuant to Lender's warrants may be expressly conditioned upon his delivery to TAG of an investment certificate including such representations and undertakings as TAG may reasonably require in order to assure the availability of such exemptions, including a representation that Lender is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Lender that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Lender acknowledges that, because Shares may be unregistered, Lender may be required to hold the Shares indefinitely, unless they are subsequently registered for resale under the Securities Act or any exemption from such registration is available. If, however, TAG intends to file a registration statement with respect to any offering of TAG's stock, TAG shall give Lender thirty (30) days notice of that intention and Lender shall have the right to register any Shares acquired hereunder as part of that offering, as well as to join in the offering itself on a pro rate basis.

SECTION 9 ADDITIONAL COMPENSATION TO LENDER. As additional consideration for Lender's making the Loan described herein, and for so long as the Indebtedness remains outstanding between Borrower and Lender Borrower shall pay Lender twenty-five (25%) of it's annual net pre-tax income (as determined by its Chief Financial Officer utilizing the formula set forth in "SCHEDULE Q"
attached hereto and made a part hereof in accordance with GAAP), subject to adjustment after review by Borrower's independent public accountant, said payment(s) to be made quarterly within fifteen (15) days following the end of the respective fiscal quarter. For purposes of this subparagraph, the parties agree that the first fiscal year shall commence on January 1, 2000 but that the first year shall be a short period commencing with the actual date Borrower commenced operations. The parties agree that $200,000.00 on an annual basis shall be paid in twelve (12) equal monthly installments by Borrower to Tangible Asset Galleries, Inc. as reimbursement for legal, accounting, management, rent and other intercompany expenses under this Section 9. The parties further agree that said sum shall increase by five (5%) percent per year, and be adjusted, by such amount as may be mutually agreed by Lender and Borrower, in the event that Borrower undergoes a material change in operations. For purpose of calculating net pre-tax income under this Section 9, no losses sustained by Borrower in any quarter shall be carried forward to subsequent quarters.
SECTION  10.     REMEDIES,  PROVISIONS  RE:  COLLATERAL,  ETC.
     In  the  event  of  an  occurrence  of  an  Event  of  Default,  Lender:
(a) may proceed to protect and enforce its rights if Lender deems necessary to do so by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any agreement contained herein or in any other Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted thereby or by law, equity or otherwise.
(b) without limitation of any rights and reme-dies of Lender as a secured party under the Uniform Commercial Code and any rights or remedies set forth in any of the Documents, Lender shall have all of the following rights and remedies with respect to the Collateral or any portion thereof:

     (i) Lender may, at any time and from time to time, with or without judicial process and the aid or assistance of others, reasonably enter upon any premises in which any of the Collateral may be located and, without resistance or interference by Borrower or any of the Guarantors, take possession of the Collateral and/or dispose of any part or all of the Collateral on any such premises; and/or require Borrower or any of the Guarantors to assemble and make available to Lender at the expense of Borrower or such Guarantors any part or all of the Collateral at any place or time designated by Lender which is reasonably convenient to Borrower or such Guarantors and Lender; and/or remove any part or all of the Collateral from any premises on which any part may be located for the purpose of effecting sale or other disposition thereof; and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit and upon any reaso-nable and customary terms, at such place(s) and time(s) and to such Persons as Lender shall deem best, all without demand for performance or any notice or advertisement whatsoever, except that the owner of the items to be sold shall be given fifteen
(15) business days' written notice of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Borrower and each of the Guarantors hereby agree shall be reasonable notice thereof. If any of the Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and in such event Lender may resell such Collateral. Lender may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed in standard price quotations Lender may buy at private sale and may make payment therefor by application of all or a part of the Loan.

     (ii) Lender shall apply the cash proceeds from any sale or other disposition of the Collateral first, to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and otherwise disposing of such Collateral, to reasonable attorneys' fees and all legal expenses, travel and other expenses which are to be paid or reimbursed to Lender pur-suant hereto or pursuant to the other Documents, second, to all accrued interest, fees and charges outstanding with respect to the Loan, third, to all other outstanding portions of the Loan, fourth, if there is any surplus to any other secured parties having an interest in the Collateral known to Lender in accor-dance with their interests, and fifth, if there is any surplus to the Borrower and/or such Guarantors; provided, however, that Borrower and each of the Guarantors shall remain liable with respect to unpaid portions of the Loan.
(iii) Any of the proceeds of the Collateral received by Borrower or any of the Guarantors after demand by Lender for repayment of all or any part of the Loan, shall not be commingled with any other of its property but shall be segregated, held by it or him in trust as the exclusive property of Lender, and it will immediately deliver to Lender the identical checks, monies, or other proceeds of Collateral.
(iv) At its option, Lender may pay for insurance on the Collateral and taxes, assessments or other charges which Borrower fails to pay in accordance with the provisions hereof or of any related agreement, instrument or document and may discharge any security interest or lien upon the Collateral. No such payment or discharge of any such security interest or lien shall be deemed to constitute a waiver by Lender of the violation of any covenant by Borrower as a result of the Borrower's failure to make any such payment or Borrower's suffering of any such security interest or lien. Any payment made or expense incurred by Lender pursuant to this or any other provisions of this Agreement shall be added and become a part of the Obligations of Borrower to Lender, shall bear interest at a rate per annum as provided for in the Note, and shall be payable on demand.
SECTION  11.     CUMULATIVE  REMEDIES;  NO  WAIVERS,  ETC.

     No right, power or remedy granted to Lender in this Agreement or in the other Documents is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement, in the other Documents or otherwise available to Lender at law or in equity; and the exercise or beginning of exercise by Lender of any one or more of such rights, powers or remedies, shall not preclude the simultaneous or later exercise by Lender of any or all of such other rights, powers or remedies. No waiver by, nor any failure or delay on the part of Lender in any one or more instances to insist upon strict performance or observance of one or more cove-nants or conditions hereof, or of the other Documents shall in any way be, or be construed to be, a waiver thereof or to prevent Lender's rights to later require the strict performance or obser-vance of such covenants or conditions, or otherwise prejudice Lender's rights, powers or remedies.
SECTION  12.     PARTIAL  INVALIDITY;  WAIVERS
     (a) If any term or provision of this Agreement or any of the other Documents or the application thereof to any Person or circumstance shall, to any extent, be invalid or unen-forceable by reason of any applicable law, the remainder of this Agreement and the other Documents, or application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the other Documents shall be valid and be enforced to the fullest extent permitted by law. To the full extent, however, that the provisions of any such applicable law may be waived, they are hereby waived by Borrower and each Guarantor to the end that this Agreement and the other Documents shall be deemed to be valid and binding obligations enforceable in accordance with their terms.
(b) To the extent permitted by applicable law, Borrower and each of the Guarantors hereby waive presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payments and non-payments, or of any default.

     (c) BORROWER AND EACH OF THE GUARANTORS ACKNOWLEDGES THAT EACH HAS THE RIGHT UNDER CHAPTER 903a, AS FROM TIME TO TIME AMENDED, OF THE CONNECTICUT GENERAL STATUTES, SUBJECT TO CERTAIN LIMITATIONS, TO NOTICE OF AND HEARING ON THE RIGHT OF THE LENDER TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT AND/OR REPLEVIN, UPON COMMENCING ANY LITIGATION AGAINST BORROWER OR EACH OF THE GUARANTORS. NOTWITHSTANDING, BORROWER AND EACH OF THE GUARANTORS
HEREBY WAIVE ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER TO WHICH EACH MIGHT OTHERWISE HAVE THE RIGHT UNDER SAID CHAPTER 903a, AS FROM TIME TO TIME AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTION IN CONNECTION WITH THE OBTAINING BY THE LENDER OF ANY PREJUDGMENT REMEDY BY REASON OF THIS LOAN AND SECURITY AGREEMENT, OR BY REASON OF BORROWER AND EACH GUARANTOR'S OBLIGATIONS OR ANY RENEWALS OR EXTENSIONS OF THE SAME. BORROWER AND EACH OF THE GUARANTORS ALSO WAIVE ANY AND ALL OBJECTION WHICH EACH MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY LENDER OF ANY RIGHT OF SET-OFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW.
SECTION  13.  DEFINITIONS
     As  used  herein,  the  following  terms  have  the  following  meanings:
AFFILIATE: with reference to any Person, any direc-tor, officer or employee of such Person, any corporation, asso-ciation, firm or other entity in which such Person has a direct or indirect substantial interest or by which such Person is directly or indirectly controlled or is under direct or indirect substantial common control with such Person. For purposes of this Agreement, Borrower and all Guarantors are Affiliates of one another.
COLLATERAL:   the  meaning  specified  in  Section  1.7.
DOCUMENTS:  this  Agreement,  the  Demand  Note,  the  Guaranty, UCC-1 Financing
Statements, the Subordinations, and all other instruments and documents heretofore, now or hereafter executed and delivered pursuant to this Agreement or pursuant to any of the aforesaid documents.
FINANCIAL STATEMENTS: the reports, statements and other information to be delivered to Lender pursuant to Section 3.5.
FISCAL  YEAR:  a  twelve  (12)  month  year  ending  with  December  31st
GUARANTORS:  the  meaning  specified  on  page  1.

     GUARANTY: the Guaranty executed and delivered to Lender by each Guarantor contemporaneously herewith or any of the same hereafter executed by such Guarantor.
INDEBTEDNESS: as applied to a Person, (a) all items, except items of capital stock or of surplus or of unappropriated retained earnings or of amounts accrued for deferred income taxes if in compliance with Section 3.2, which in accordance with
Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such person as at the date of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lease, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by such person subject thereto, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed, discounted or agreed contingently or otherwise to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or other-wise) or otherwise to become liable directly or indirectly with respect thereto.
     LENDER:  the  meaning  specified  on  page  1.
LOAN:  the  meaning  specified  in  Section  1.1.
OBLIGATIONS:  the  meaning  specified  in  Section  1.2.
PERSON: a corporation, an association, a partnership, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.
SUBORDINATION  AGREEMENT:  the  meaning  specified  in  Section  4.9.

     SUBSIDIARY: with reference to any Person, is a cor-poration, or similar association or entity of which not less than a majority of the outstanding shares of the class or classes of stock, have by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such cor-poration, association or entity, of which are at the time owned or controlled, directly or indirectly, by such Person or by a Subsidiary of such Person.
SECTION  14.     EXPENSES
     Borrower and each of the Guarantors agree to indemnify and save Lender harmless from, and to pay or reimburse Lender for, all reasonable charges, costs, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees, if any, incurred by Lender in defending or protecting the security interests and liens granted pursuant to this Agreement or the other Documents, or the priority of any thereof, or in the per-formance of any obligation of Borrower or any of the Guarantors in connection with the Collateral or in the attempted enforcement or enforcement of this Agreement or the other Documents, or in the collection or attempted collection of any of the obligations owing under any thereof, or in the realization or attempted realization upon the Collateral or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected or any Guarantor with this Agreement, the other Documents or the Collateral.
SECTION 15. FURTHER ASSURANCES; POSSESSION OF COLLATERAL; CUSTODIANS Borrower will deliver to Lender such financing statements and other instruments constituting or evidencing items of the Collateral as may be reasonably requested by Lender to better assure it with respect to the security interests granted to it pursuant to this Agreement and the other Documents. To the extent permitted by applicable law, Borrower hereby authorizes Lender to execute and file, in the name of Borrower, financing statements which Lender in its sole discretion deems necessary to further perfect the security interests granted under this Agreement and the other Documents.
SECTION  16.     SURVIVAL  OF  AGREEMENTS,  REPRESENTATIONS AND WARRANTIES, ETC.

     All agreements, representations and warranties con-tained herein or made in writing by or on behalf of Borrower and each Guarantor, in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Documents shall survive any investiga-tion at any time made by Lender and any disposition of the Loan by Lender and, to the extent applicable, shall be deemed to be made a new by each of them each time an advance is made pursuant hereto or pursuant to the other Documents. All statements con-tained in any certificate or other instrument delivered by or on behalf of Borrower or any of the Guarantors pursuant hereto or in connec-tion with the transactions contemplated hereby shall be deemed representations and warranties made hereunder.
SECTION  17.      FAILURE  TO  PERFORM
     If Borrower or any of the Guarantors shall fail to observe or perform any of the covenants hereof, Lender may pay such reaso-nable amount or incur reasonable liabilities to remedy or attempt to remedy any such failure, and all such payments made and liabi-lities incurred shall be for the account of Borrower and shall be in Lender's sole discretion or shall be withdrawn from Borrower or any Guarantor's accounts maintained with Lender.
SECTION  18.     NOTICES,  ETC.
     All notices, requests, consents and other com-munications hereunder shall be in writing and shall be deemed to be duly delivered upon actual receipt if by facsimile or over night courier, and five (5) days after mailing if by first class registered mail, return receipt requested :

(a)  if  to  Lender:

Lender:     National  Recovery  Limited  Partnership
            27  Mischa  Hill  Road
            Trumbull,  Connecticut  06611
            Attention:   Mr.  Carl  J.  Fusco

     with  a  copy  to:

            Scott  M.  Gerard,  Esq.
            2507  Post  Road
                 Southport,  Connecticut  06490

     or at such other address as may have been furnished in writing by Lender to Borrower; or

     (b)  if  to  Borrower:

Borrower:     Tangible  Collectibles,  Inc.
              3444  Via  Lido
              Newport  Beach,  California  92663

     with  a  courtesy  copy  to:

              Armen  Vartian,  Esq.
              805  Duncan  Place
              Manhattan  Beach,  California  90266

     (c)  if  to  Guarantors:

              Guarantors:     Silvano  DiGenova
              Eve  DiGenova
              3444  Via  Lido
              Newport  Beach,  California  92663

              Tangible  Asset  Galleries,  Inc.
              3444  Via  Lido
              Newport  Beach,  California  92663

     or at such other address as may have been furnished in writing by Borrower or such Guarantors to Lender.
Notwithstanding the foregoing agreement to provide courtesy copies, such copy shall be a courtesy copy only, and failure to provide such copy shall have absolutely no effect or entitle Borrower or Guarantor to any remedy.
SECTION  19.     AMENDMENTS  AND  WAIVERS
     Neither this Agreement nor any other Document nor any term hereof or thereof may be changed, waived, discharged or ter-minated except by a writing signed by the party to be charged.
SECTION  20.     TERM

     The term of this Agreement and the other Documents shall be from the date hereof and continue until all amounts due hereunder are paid in full. Any expiration or termination of this Agreement shall not affect any rights of Lender under this Agreement or under the other Documents and upon any such expira-tion or termination Borrower shall be obligated to forthwith pay all of the Loan and Borrower and each Guarantor shall continue to be bound by all of the provisions of this Agreement until all of the Loan shall have been paid in full.
SECTION  21.     CONDITIONS  PRECEDENT
     21.1 The obligation of the Lender to make the Loan and advances to be made by it hereunder is subject to the following conditions precedent;
(a)  Approval  of  Lender  Counsel
All legal matters incident to the transac-tions hereby contemplated shall be satisfactory to counsel for the Lender.
(b)  Proof  of  Corporate  Action
The Lender shall have received certified copies of all corporate action taken by the Borrower to authorize the execution and delivery of this Agreement and the notes and borrowing hereunder, and such other papers as the Lender or its counsel shall reasonably request.
(c)  Corporate  Documents  and  Opinions
Borrower and Guarantors are furnishing to Lender a certificates of good standing of the state of its incorporation, resolutions, incumbency certificates, and other documents which it acknowledges are being relied upon by Lender, and such other documents are to be in the form and of the content as may be satisfactory to Lender and its counsel.
(d)  Loan  Documents
 Receipt by Lender of the Demand Note fully executed by Borrower, the Guaranty fully executed by the Guarantors, the fully executed Subordinations, fully executed UCC-1' Financing Statements and other material documents required by Lender.
(e)  Insurance
Receipt  by Lender of the policies of insurance in compliance with Section 1.10.

     (f)  UCC-11'S
Receipt by Lender of UCC-11's demonstrating no liens or encumbrances against the Collateral.
(g)  Opinion  of  Counsel
The Lender shall have received from Counsel for the Borrower and each of the Guarantors a written opinion, satisfac-tory to the Lender and its counsel with reference to the matters stated in Section 2.1 through 2.17 hereof and further to the effect that (i) the making and performance by the Borrower and each of the Guarantors of this Agreement and the other Documents have been duly authorized by all necessary corporate action and this Agreement and the other Documents upon execution and delivery will constitute legal, valid and binding obligations of the Borrower, each of the Guarantors, and each other party thereto enforceable according to their terms; (ii) that the Note and Other Documents have been duly authorized and when executed will constitute a legal, valid and binding obligations of the Borrower enforceable in accordance with their terms; (iii) that the Guaranty has been duly authorized and when executed will constitute a legal, valid and binding obligation of the Guarantors and shall be enforceable in accordance with its terms; and (iv) that except as otherwise may be set forth in said opinion letter, to the best of said counsel's knowledge upon inquiry of Borrower and Guarantors, and upon examination of its office files, the execution and delivery of each of the afore stated Agreements and other Documents will not constitute a default under any bank loan or credit agreement or other agreement or instrument to which the Borrower or any of the Guarantors are a party.
(h)  Representations  and  Warranties
The Representations and Warranties con-tained in Section 2 herein shall be true on and as of the date of closing.
(i)  Collateral
Receipt by Lender of any of the Collateral where possession by Lender is necessary to perfect its security interest therein.

     21.2 The obligation of the Lender to make each sub-sequent advance to be made by it hereunder is subject to the con-ditions precedent that:
(a)  No  Event  of  Default
No Event of Default specified in Section 5 hereof, and no event which pursuant to the provisions of Section 5 with the lapse of time and/or notice specified therein would become such an Event of Default, has occurred and is continuing; and
(b)  No  Material  Adverse  Change
There has been no material adverse change in the consolidated financial condition of the Borrower or any of the Guarantors and its or his consolidated subsidiaries; and
(c)  Representations  and  Warranties
The Representations and Warranties con-tained in Section 2 are true and correct; and that the Borrower, by its president, and each of the Guarantors shall have so certified to the Lender.
21.3 By delivering the Note and each other Document to the Lender and receiving the Loan and advances, the Borrower and each of the Guarantors represent that no Event of Default specified in Section 5 hereof exists or is continuing and no material change has taken place with regard to their financial condition as represented to the Lender.
SECTION  22.     SETOFF.
     Borrower and each Guarantor hereby gives Lender a security interest in, and a right of set-off for the Loan upon or against, all the deposits, credits, Collateral, and property of Borrower and each Guarantor, now or hereafter in the possession or control of Lender or in transit to it. Lender may at any time apply or set-off the same, or any part thereof, to any Loan even though unmatured.
SECTION  23.     MISCELLANEOUS

     (a) This Agreement and each other document granting Lender a security interest in the Collateral is a security agreement within the meaning of the Uniform Commercial Code. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. This Agreement and the other Documents shall be construed in accordance with the laws of the State of Connecticut. Notwithstanding the foregoing, Borrower and each of the Guarantors expressly consent to the in personam jurisdiction over such Person of the courts of the State of Connecticut. To the extent there is any inconsistency between the terms of this Agreement and any of the other Documents, this Agreement shall control. All of the terms of this Agreement and the other Documents shall be binding upon and inure to the bene-fit of and be enforceable by the respective heirs, executors, administrators, successors and assigns of the parties hereto, whether so expressed or not, and by any other holder or holders at the time of the Loan or any part thereof. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and by the several parties hereto in separate counterparts, but all of which together shall constitute one and the same instrument.
(b) This Agreement is among the Lender, the Borrower and each of the Guarantors only and shall not be relied upon by any third party. Without limiting the foregoing, Lender shall have no liability to any third party whatever (including without limitation Borrower, any of the Guarantors or anyone conducting business with any of the foregoing) in the event Lender for any reason and at any time determines not to advance sums under the Revolving Note and/or for any reason or otherwise exercises its rights under this Agreement and/or the other Documents.
(c) The security interests granted hereby extends to the Collateral, whether acquired before or after the commencement of a case under the Bankruptcy Reform Act of 1978.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day first above mentioned.

SIGNED,  SEALED  AND  DELIVERED
IN  THE  PRESENCE  OF:
     BORROWER:
TANGIBLE  COLLECTIBLES,  INC.


          BY: /s/ Silvano  DiGenova
     Silvano  DiGenova
Its  Chairman,  Duly  Authorized






          BY: /s/ Michael  R.  Haynes
     Michael  R.  Haynes
Its  President,  Duly  Authorized



     GUARANTORS:

     TANGIBLE  ASSET  GALLERIES,  INC.


          By: /s/ Silvano  DiGenova
     Silvano  DiGenova
Its  Chairman,  Duly  Authorized





          BY: /s/ Michael  R.  Haynes
     Michael  R.  Haynes
Its  President,  Duly  Authorized

     /s/ Silvano DiGenova
     Silvano  DiGenova
Individually


     /s/ Eve DiGenova
     Eve  DiGenova
Individually

LENDER
     NATIONAL  RECOVERY  LIMITED  PARTNERSHIP


          BY /s/ Carl J. Fusco
Carl  J.  Fusco
     Its:  General  Partner

$1,000,000.00     NEWPORT BEACH, CALIFORNIA                   NOVEMBER 16, 2000


     FOR VALUE RECEIVED, ON DEMAND, the undersigned, (hereinafter referred to as "Maker") promises to pay to the order of NATIONAL RECOVERY LIMITED PARTNERSHIP (hereinafter referred to as "Lender"), at its main office at 27 Mischa Hill Road, Trumbull, Connecticut 06611, or at such other place as the Lender shall from time to time designate in writing, ON DEMAND the principal sum of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS with interest from the date hereof, computed on a 360 day year, on so much of said principal sum as shall from time to time be outstanding, at the interest rate of thirteen and one half (13.50%) percent per annum together with all taxes assessed or enforced against said payee or other holder of this Note upon said sum or this Note, and all its reasonable costs, expenses and attorney's fees incurred or charged in any action or pro-ceeding for collection of said debt or in any litigation arising from or concerning said debt or in foreclosing or otherwise recovering on any mortgage or security interest securing said debt or in protecting or sustaining the lien and/or priority of any such mortgage or security interest . Said interest shall be payable at the aforesaid rate, or at the rate in effect as hereinafter provided, whether before or after maturity, by acceleration or otherwise, or whether or not judgment has been obtained, and after judgment, on the full amount of said judgment, at the greater of the legal rate or the rate then in effect hereunder.

From the date hereof interest on the daily outstanding principal balance for the actual number of days elapsed in each payment period shall be due and payable in monthly payments in arrears commencing December 1, 2000 and continuing on the 1st day of each month thereafter until the entire outstanding principal balance and accrued and unpaid interest thereon has been paid in full. All principal and interest evidenced by this Note, if not sooner paid , or demanded, shall be due and payable on March 31, 2001 without the necessity of demand or notice.
All payments of principal or interest shall be considered received by Lender upon receipt of good funds as defined by Lender's financial depository. This Note is subject in all respects to the terms and conditions of a certain Loan and Security Agreement of even date by and among, inter alia, Maker and Lender (the "Loan Agreement"), including without limitation Events of Default as defined therein.

     It is agreed that time is of the essence of this Note, and that in the event of default in the payment of any such installment of principal and/or interest for a period of five (5) days after the same is due and payable or upon default under any of the terms, conditions and/or provisions contained in this note or upon the occurrence of an Event of Default under the Loan Agreement, then, and in any of said events, the unpaid remaining principal balance of this indebtedness together with all accrued and unpaid interest thereon and all other amounts due hereunder shall immediately become due and payable, at the option of Lender without the necessity for demand or notice; and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time. If any such default shall occur, then, interest shall accrue, on and after the first day of said default, for the period for which any such payment was due, and during such period of five (5) days or other expired applicable cure period, and at all times while such default continues, on all principal and due and unpaid interest, at a rate three (3%) percent per annum higher than the rate above stated and said interest shall be due and payable on the first day of each month while any such default exists.

Maker shall pay a late charge equal to five (5%) percent of any installment not paid within five (5) days of the due date thereof.

Maker reserves the right to prepay this note in full or in part at any time after December 24, 2000. Maker shall not have the right to make such prepayment before December 24, 2000. In the event of a default prior to December 24, 2000 upon Holder demanding payment of this Note the Maker shall pay a prepayment penalty of three(3%) percent.

Any deposits, securities or other property of the Maker, (exclusive of deposits, securities or other property held by the undersigned in a fiduciary capacity for the benefit of others) which are at anytime within Lender's possession or control may be held and treated as collateral security for the payment of this note, and Lender shall have a lien thereon and right to setoff the same against any sums due hereunder.

At any time prior to the Maker's payment in full of all principal and interest due hereunder, the Holder shall have the option of converting this Note to shares of the capital stock of Tangible Asset Galleries, Inc. pursuant to the terms of the Loan Agreement.

     Notwithstanding any provisions of this Note, in the event that the rate of interest charged hereunder shall at any time exceed the maximum rate allowed by law, the interest rate payable hereunder shall be deemed to be the maximum rate allowed by law and any payments in excess of the maximum rate allowed by law shall be deemed principal payments and applied against the principal balance hereof.

The Maker hereby agrees that the loan evidenced by the within note is a "commercial transaction" as defined by the Connecticut General Statutes as amended.

Upon failure to pay the indebtedness secured hereby in full at maturity, whether stated or by acceleration, Holder is authorized and empowered to sell the whole or any part of the Collateral then held by it in such manner as Holder sees fit and is consistent with applicable law. Sale of part of the Collateral shall not exhaust Holder's power of sale, but sales may be made from time to time until all the Collateral is sold, or until the debts hereby secured are paid in full. Holder shall receive the proceeds of such sale or sales and shall apply those proceeds in the order stipulated in the relevant provisions of the Connecticut Uniform Commercial Code. If this Note is placed in the hands of an attorney for collection or is collected in whole or in part through any judicial or arbitrial proceedings, Obligor agrees to pay Holder's attorney's fees and costs.

THE MAKER AND EVERY ENDORSER HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER IN CONNECTION WITH ANY AND ALL PREJUDGMENT REMEDIES THE HOLDER HEREOF MAY BECOME ENTITLED TO BY VIRTUE OF ANY DEFAULTS OR PROVISIONS OF THE NOTE SECURING THE SAME.

THE MAKER AND EVERY ENDORSER WAIVES A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO THIS NOTE AND AS TO ANY ISSUE ARISING RELATING TO THIS NOTE OR TO THE INSTRUMENTS SECURING THIS NOTE.

TO INDUCE LENDER TO ENTER INTO THE COMMERCIAL LOAN TRANSACTION EVIDENCED BY THIS NOTE AND SECURITY AGREEMENT, MAKER AGREES THAT THE SAID TRANSACTION IS COMMERCIAL AND NOT A CONSUMER TRANSACTION AND WAIVES ANY RIGHT OF MAKER TO NOTICE AND HEARING, JURY TRIAL AND THE POSTING OF BOND BY LENDER UNDER CHAPTER 903(A) OF THE CONNECTICUT GENERAL STATUTES, REVISION OF 1958 AS AMENDED, OR OTHER STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZED LENDER'S ATTORNEY TO ISSUE A WRIT FOR PREJUDGMENT REMEDIES AND AUTHORIZED LENDER'S
ATTORNEY TO ISSUE A WRIT FOR PREJUDGMENT REMEDY WITHOUT A COURT ORDER PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

Presentment, protest and notice are hereby waived.


     TANGIBLE COLLECTIBLES, INC.


     By: /s/ Silvano DiGenova
     Silvano DiGenova
Its Chairman, Duly Authorized



     By: /s/ Michael R. Haynes
     Michael R. Haynes
Its President, Duly Authorized